                                                                    EXHIBIT 10.8

                                                       Execution Copy ___ of____

                              REMEDIATION AGREEMENT
                                      AMONG
                                ROME GROUP, INC.,
                         CONNECTIVITY TECHNOLOGIES INC.
                                       AND
                       CONNECTIVITY PRODUCTS INCORPORATED

       Remediation Agreement dated as of May 19, 2000 among ROME GROUP, INC., a Delaware corporation ("Parent"), CONNECTIVITY TECHNOLOGIES INC., a Delaware corporation ("CTI"), and CONNECTIVITY PRODUCTS INCORPORATED, a Delaware corporation and approximately 98% owned subsidiary of CTI ("Company").

                                   WITNESSETH:

       WHEREAS, pursuant to an Agreement and Plan of Merger Among Parent, RGCP Acquisition Corp. ("Sub"), CTI and Company dated of even date herewith ("Merger Agreement"), Sub shall be merged with the Company and the Common Stock, par value $.01 per share of the Company ("Company Stock") owned by CTI shall be converted into the right to receive cash and a promissory note payable by Parent to CTI ("Merger Note");

       WHEREAS, the Company and its divisions, BSCC and Energy Electric Assembly, and its former division, Energy Electric Cable, and their predecessors (collectively, the "CTI Group"), maintains or has maintained various benefit plans and programs for its employees that are subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Internal Revenue Code of 1986, as amended ("Code");

       WHEREAS, the Merger Agreement requires that CTI and the Parent enter into an agreement whereby CTI will ensure that each of the CTI Group benefit plans for employees complies in all material respects with its terms and the requirements of all applicable laws;




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       WHEREAS, the representations, warranties, covenants, obligations, and agreements set forth herein are being made immediately following and will be performed from and after the Effective Time (as defined in the Merger Agreement);

       NOW, THEREFORE, in consideration of the premises and the representations, warranties and agreements herein contained, the parties hereto agree as follows (with capitalized terms used herein without textual definitions having the meaning set forth in the Merger Agreement):

                                    SECTION 1

                         REPRESENTATIONS AND WARRANTIES

       1.1 CTI represents and warrants that Schedule 3.5 of the Merger Agreement contains a complete and accurate list of each Benefit Plan sponsored, maintained or contributed to or required to be contributed to by the CTI Group or any member thereof immediately prior to the Effective Time and at any time within the five year period preceding the Effective Time (individually, a "Plan" and collectively, the "Plans"). Neither CTI nor any member of the CTI Group has any commitment or formal plan, whether legally binding or not, to create any additional Benefit Plan or to modify or change any existing Benefit Plan that would affect any employee or former employee of the Company, except as contemplated herein.

                                    SECTION 2

                                   REMEDIATION

       2.1 CTI shall expeditiously commence and diligently conduct an audit of each of the Plans for the purpose of identifying any administrative, operational, reporting and



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disclosure, form and/or other defects, errors and omissions with respect to the establishment, maintenance, administration and termination of the Plans in accordance with applicable requirements of ERISA, the Code and the implementing rules and regulations of either (individually, an "Identified Error" and collectively, the "Identified Errors"). Schedule 1 lists issues that have been identified by the Parent as needing to be addressed with respect to the Plans, and CTI agrees to review such issues as part of its audit of the Plans and to take such action with respect to such issues as may be required by the other provisions of this Agreement.

       2.2 CTI shall take such reasonable actions as are required to ensure that the Plans comply in all material respects with the applicable requirements of ERISA and the Code ("Corrective Actions"). To the extent an Identified Error is described in Revenue Procedure 2000-16 issued by the Department of Treasury or the Delinquent Filer Voluntary Compliance Program or the Voluntary Fiduciary Correction Program maintained by the Pension and Welfare Benefits Administration of the United States Department of Labor (individually, a "Voluntary Correction Program" and, collectively, "Voluntary Correction Programs"), Corrective Action of the Identified Error shall be made in accordance with such Voluntary Correction Programs. In the event that the Identified Errors are not described in such Voluntary Correction Programs, Corrective Action of the Identified Error shall be made in accordance with applicable rules, regulations and guidance issued by the United States Department of Labor ("DOL") or the Internal Revenue Service ("IRS"), as appropriate.

       2.3 Violations of the qualification requirements under Section 401(a) of the Code have been identified by the Parent with respect to the CPI 401(k) Plan and the CPI Incorporated 401k Plan - EEA Division ("EEA 401(k) Plan"). Upon confirmation by CTI upon



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audit that such violations have occurred, CTI shall, as the Corrective Action for these Identified Errors, submit the CPI 401(k) Plan and the EEA 401(k) Plan to the IRS in accordance with the procedures of the IRS's Walk-in Closing Agreement Program ("Walk-in CAP") and shall execute and effectuate a closing agreement with the IRS regarding the Corrective Actions to be taken with respect to such Identified Errors. Prior to making the Walk-in CAP submission for the CPI 401(k) Plan and the EEA 401(k) Plan, CTI shall first do the audit for the CPI 401(k) Plan and the EEA 401(k) Plan specified in Section 2.1 of this Agreement in order to identify all Defects under the Code with respect to the CPI 401(k) Plan and the EEA 401(k) Plan. As part of its Walk-in CAP submission, CTI shall notify the IRS about those Defects described in the preceding sentence which are "Qualification Failures," as such term is defined in Revenue Procedure 2000-16.

       2.4. CTI shall promptly prepare or update, or cause to be prepared or updated, as appropriate, written plan documents and summary plan descriptions describing the terms of the Plans as in effect on the date of this Agreement, in a manner that reasonably satisfies the applicable plan and summary plan description requirements of ERISA. Each such document shall include all necessary provisions reasonably satisfying the statutory requirements applicable to such Plan, and reasonably required to be included in the respective Plan and summary plan description documents, on the date of this Agreement including, without limitation, the following (to the extent applicable): (a) ERISA; (b) the Code; (c) the General Agreement on Tariffs and Trade; (d) the Uniformed Services Employment and Reemployment Rights Act of 1994, as amended; (e) the Small Business Job Protection Act of 1996, as amended; (f) the Taxpayer Relief Act of 1997, as amended; (g) the health continuation coverage requirements in the



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Consolidated Omnibus Budget Reconciliation Act of 1985, as amended; (h) the
Health Insurance Portability and Accountability Act of 1996, as amended; (i) the Newborns' and Mothers' Health Protection Act of 1996, as amended; and (j) the Women's Health and Cancer Rights Act of 1998, as amended. The CPI 401(k) Plan and the EEA 401(k) Plan shall be submitted to the IRS, by December 31, 2000, for an advance determination of its tax qualified status, as so amended, provided, however, that such a submission shall not be necessary with respect to any Plan that has received an individual determination letter from the IRS approving its accredited status in the past three years as long as the information submitted in the application for such determination letter was accurate at the time of such application.

       2.5 CTI shall assume all costs of taking Corrective Actions including, without limitation, any taxes, interest, penalties or compliance correction fees assessed by the IRS, the DOL or other regulatory agency, the costs of restoring any benefits or income thereon, and any costs arising out of any claim or action by an employee or a beneficiary of an employee that is directly or indirectly related to such Corrective Actions or the Identified Errors; provided, however, that such costs shall not include the Parent's internal employee or overhead charges, or the legal costs and expenses of outside consultants or professionals retained by the Parent, in performing the Parent's obligations under this Agreement. Upon the request of the Parent, CTI shall supply such evidence of the payment of such costs as is reasonably acceptable to the Parent.

       2.6 CTI shall take any reasonable actions necessary to complete the termination of and make a final distribution of all assets of the Energy Electric Cable, Inc. Profit Sharing Plan, including the filing of the final Form 5500 series-report for such plan. CTI agrees that such actions shall be approved in advance by the IRS in a manner that is reasonably



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acceptable under the applicable facts and circumstances (as evidenced by a writing issued by the IRS, or by a letter prepared by William M. Mercer, Incorporated describing such IRS approval). CTI shall take no action to terminate or amend any Plan without the consent of the Parent. If the Parent does not consent to a Plan termination or amendment that William M. Mercer, Incorporated has approved as being its recommended way to accomplish a necessary Corrective Action for such Plan (a "Mercer Corrective Action"), CTI shall be relieved from all responsibility for taking further Corrective Actions with respect to the Identified Errors that would have been corrected had the Mercer Corrective Action been taken..

       2.7 CTI shall provide to the Parent, not less frequently than monthly, a written report detailing the status of the Corrective Actions to be taken by CTI pursuant to this Agreement. CTI shall provide to the Parent copies of (a) all documents, reports, filings and submissions produced to satisfy the requirements of this Agreement, and (b) all audit reports, letter rulings, technical advice memoranda and similar documents issued by any Governmental Authority relating to the Plans and any closing agreements entered into by CTI with respect to the Plans.

       2.8 Any filing with a governmental agency required in order to apply for governmental approval of a Corrective Action shall be completed by CTI by December 31, 2000 (the "Initial Deadline"), unless CTI has made a written request to the Parent for an extension of the time to complete one or more required actions on or before the Initial Deadline and Parent has granted such request. CTI shall use all reasonable efforts to complete all other Corrective Actions by the Initial Deadline, provided , however, that CTI shall complete all such other Corrective Actions in all events not later than June 30, 2001 (the "Final Deadline), provided



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further, however, that CTI Deadline") shall not be deemed to be in breach of such Final Deadline completion obligation with respect to a Corrective Action if all that remains to complete such Corrective Action is to receive and act upon a response, request, or demand, from a governmental agency with respect to a filing made by CTI prior to the Final Deadline. In the event that the Corrective Actions have not been completed by the Initial Deadline or the Final Deadline (as applicable with respect to each Corrective Action), the Parent may, at its option, complete the Corrective Actions. The costs and expenses incurred or associated with the Parent's completion of any Corrective Action, and constituting Indemnification Costs, as such term is hereafter defined, shall be losses subject to indemnification under Section 3 or set off under Section 4 of this Agreement. If any Plan becomes the subject of an audit, examination or inquiry by the DOL, the IRS or other regulatory agency (collectively, "Government Audit") prior to the date that Corrective Actions are completed for that Plan, CTI and the Parent shall consult regarding the Government Audit and shall use their best efforts to reach an agreement on how to handle the Government Audit. If CTI and the Parent are unable to reach such an agreement, the Government Audit shall be handled in the manner that William M. Mercer, Incorporated recommends for best resolving the issues raised in the Government Audit.

       For purposes of this Agreement, "completed" means that: (a) correction has been made with respect to all Plans and all Identified Errors so that the Plans comply in all material respects with the applicable requirements of ERISA and the Code; and (b) where applicable, the IRS and/or the DOL has issued a final determination with respect to the Corrective Actions in the form of one or more compliance statement(s), no-action letter(s) or favorable determination letter(s) or has entered into a closing agreement with the Parent, Company or the Surviving



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Corporation and all conditions of such compliance statement(s), no action letter(s), favorable determination letter(s) or closing agreement(s) have been satisfied.

       2.9. CTI may retain William M. Mercer, Incorporated to assist CTI in fulfilling its responsibilities under the Agreement; however, such retention shall not relieve CTI from any of its obligations hereunder. CTI may also deal with current and/or previous Plan sponsors, insurance companies, benefit providers and/or consultants which provided services to CTI in connection with CTI's establishment, maintenance and/or governmental compliance activities with respect to any of the Plans (collectively, "Prior Service Providers"); provided, however, that any Corrective Actions by a Prior Service Provider must be approved in writing by William M. Mercer Incorporated. No other entity shall be retained by CTI to do or approve Corrective Actions without the prior written consent of the Parent. Before having William M. Mercer, Incorporated commence its duties in accordance with this Agreement, CTI shall prepare a "scope of work" letter for the duties to be performed by William M. Mercer, Incorporated and shall submit such letter to the Parent for its approval (which approval shall not be unreasonably withheld or delayed.)

       2.10 At the Parent's sole cost and expense, the Parent shall promptly make or cause to be made such records and personnel available to CTI as may be reasonably requested pursuant to CTI's remediation activities hereunder. The Parent shall identify one or more persons to have primary responsibility for assisting and cooperating with CTI in connection therewith. Any records or other information provided by the Parent pursuant to this Section 2.10 shall only be disclosed to such persons or entities who reasonably need such records or information in order for CTI to be able to fulfill its obligations under this Agreement. CTI



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agrees that it will treat such records and information as confidential, and that it will require any person or entity described in the preceding sentence to treat such records and information as confidential.

                                    SECTION 3

                                    INDEMNITY

       3.1 CTI, and any successor thereto, shall indemnify, defend and hold harmless the Parent, the Sub, the Company and the Surviving Corporation and in each case its directors, officers, employees and agents (individually and collectively, the "Indemnified Party"), and its successors and assigns from and against any loss, cost, liability or expense imposed on, incurred or suffered by or asserted against an Indemnified Party, directly or indirectly, to the extent resulting from, arising out of or incurred with respect to a breach of representation, warranty or covenant or obligations herein or with respect to any Plan for such periods prior to the date that Corrective Action for such Plan has been completed, and any actual or threatened action or proceeding in connection therewith (the "Indemnified Costs"). The Indemnified Party shall give written notice (the "Indemnification Notice") to CTI within 10 days after discovery by the Indemnified Party of any matters giving rise to a claim for indemnification or setoff under this Agreement, provided, however, that if no prejudice results from the failure to deliver prompt notice of a claim, no penalty shall be exacted therefor and the Indemnified Party shall continue to be entitled to indemnification. In the event that CTI advises the Indemnified Party that CTI will contest a claim for indemnification hereunder, or fails, within 30 days of receipt of any Indemnification Notice to notify, in writing, the Indemnified Party of its election to defend, settle or compromise, at its sole cost and expense, any action or claim (or discontinues its defense at



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any time after it commences such defense), then the Indemnified Party may, at its option, defend, settle or otherwise compromise or pay such action or claim. In any event, unless and until CTI elects in writing to assume and does assume the defense of any such claim or action, the Indemnified Party's reasonable costs and expenses arising out of the defense, settlement or compromise of any such action or claim shall be losses subject to indemnification hereunder. Notwithstanding the foregoing or any other provision of this Agreement, the sole recourse of an Indemnified Party to enforce its rights to such indemnification hereunder is the right to set off the amounts to be indemnified against the unpaid balances of the Merger Note or any Tax Refund Note as described in
Section 4 hereof.

                                    SECTION 4

                            PARENT'S RIGHT OF SET-OFF

       4.1 Any costs or expenses including reasonable counsel fees incurred by the Parent for Corrective Action(s) or other remediation under this Agreement, and any payments to which Parent or another Indemnified Party is entitled by reason of its rights to indemnity under Section 3.1 hereof, shall be set off against any payments due to or to become due to CTI, or its successors or assigns, of the unpaid balance under the Merger Note or any Tax Refund Note. Such right of set off shall be the sole recourse of Parent or any Indemnified Party against CTI under this Agreement.

                                    SECTION 5

                                  MISCELLANEOUS

       5.1 Only a writing executed by all of the parties hereto may amend this Agreement.



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       5.2     This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein, and supersedes all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, oral or written, between the parties with respect to such matters.

       5.3 All of the representations, warranties, obligations, covenants, and agreements contained in this Agreement shall survive the Effective Time of the Merger, none of which shall be considered expired, extinguished or terminated by the first sentence of Section 9.1 of the Merger Agreement, or by the Cross-Release executed in connection with the Merger Agreement, and shall continue until terminated by the completion of all Corrective Actions as contemplated in this Agreement. CTI shall have the right to issue a Certificate of Completion with respect to all Corrective Actions it has completed, other than (a) Corrective Actions described in Sections 2.3 and 2.6 of this Agreement, and (b) any Corrective Actions needed with respect to required Form 5500-series reports for the Plans. If the Parent disagrees with CTI's determination of completion as described in the Certificate of Completion, then William M. Mercer, Incorporated shall be retained to determine if the Corrective Actions described in the Certificate of Completion have been completed in accordance with the terms of this Agreement ("Mercer Determination"). If William M. Mercer, Incorporated determines that the Corrective Actions described in the Certificate of Completion have been completed in accordance with the terms of this Agreement, the Parent shall pay the costs of the Mercer Determination (such costs shall be limited to the time William M. Mercer, Incorporated spent making the Mercer Determination, and shall not include any costs charged by William M. Mercer, Incorporated for prior services rendered with respect to any Corrective Actions); if William M. Mercer,



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Incorporated does not make such a determination, CTI shall pay the costs of the
Mercer Determination. A Certificate of Completion that has been approved by the Parent or William M. Mercer, Incorporated in accordance with this Section 5.3 shall relieve CTI of any further responsibility with respect to the Corrective Actions covered by such Certificate of Completion, provided, however, that the Parent's right to indemnification (by way of set off against the unpaid balance under the Merger Note or Tax Refund Notes) under Sections 3.1 and 4.1 of this Agreement shall survive such approval with respect to any third-party claims related to Identified Errors covered by such Certificate of Completion..

       5.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in New York without regard to the principles thereof regarding the choice of law. Each of the parties hereto hereby irrevocably submits to the jurisdiction of the courts of the State of New York and the Federal courts of the United States of America located in the State, City and County of New York in respect of the interpretation and enforcement of the provisions of this Agreement, and hereby waives, and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement hereof, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement may not be enforced in or by said courts. Each of the parties hereto hereby consents to and grants any such court jurisdiction over the person of such party and over the subject matter of any such dispute and agrees that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section



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5.6, or in such other manner as may be permitted by law, shall be valid and sufficient service thereof.

       5.5 The Parties hereby acknowledge that Craig and Macauley Professional Corporation has been retained by CTI in connection with the performance of CTI's obligation under this Agreement, and shall in no way be deemed to represent the Parent, the Company, the Sub or any other party affiliated with the Parent (the "Rome Parties"). To the extent that a dispute arises between CTI and any one or more of the Rome Parties, Craig and Macauley Professional Corporation shall be entitled to represent CTI. Each of the Rome Parties hereby consents to such representation to the extent that such consent is required, and waives any right to assert that such representation constitutes a conflict of interest.

       5.6 All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (c) sent by next-day or overnight mail or delivery, or (d) sent by telecopy:

         (i) if to CTI to:

         Connectivity Technologies Inc.
         c/o Highgate Capital LLC
         1311 Mamaroneck Avenue, Suite 170
         White Plains, New York  10605
         Att'n:  Clarke H. Bailey
         Fax No.:  (914) 610-1114

         with a copy to:

         William F. Macauley, Esq.



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         Craig and Macauley Professional Corporation
         Federal Reserve Plaza
         600 Atlantic Avenue
         Boston, Massachusetts  02210
         Fax No.:  (617) 742-1788

         (ii)  if to Parent, Sub, Company or the
               Surviving Corporation to:

         Rome Group, Inc.
         421 Ridge Street
         Post Office Box 71
         Rome, New York  13442-0071
         Att'n:   Mary L. Wuest
                  Vice President of Finance
         Fax No.:  (315) 338-6709

         with a copy to:

         Scott M. Shepard, Esq.
         Jacobs Persinger & Parker
         77 Water Street, 17th Floor
         New York, New York  10005
         Fax No.: (212) 742-0938

         Thaddeus J. Lewkowicz, Esq.
         Bond, Schoeneck & King, LLP
         One Lincoln Center
         Syracuse, New York  13202
         Fax No.: (315) 422-3598

or, in each case, at such other address as may be specified in writing to the other parties hereto. All such notices, requests, demands, waivers and other communications shall be deemed to have been received (A) if by personal delivery on the date of such delivery, (B) if by certified or registered mail, on the seventh business day after the mailing thereof, (C) if by next day or overnight mail or delivery, on the day delivered, or (D) if by telecopy, on the next day following the day on which telecopy was sent.



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       5.7     If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon, and shall not impair the enforceability of, any other provision of this Agreement.

       5.8 This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. No assignment of this Agreement or of any rights or obligations hereunder may be made by any party (by operation of law or otherwise) without the prior written consent of the other parties and any attempted assignment without the required consent shall be void.

       5.9 Nothing in this Agreement shall confer any rights on any Person other than the parties hereto and their respective successors and permitted assigns.

       5.10 No waiver of any provision of this Agreement shall be effective unless in writing and signed by the party entitled to enforce such provision. Any waiver by a party of any violation of, or breach or default under any provision of this Agreement shall not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of or default under any other provision of this Agreement.

       5.11 This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to each of the other parties hereto.



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       IN WITNESS WHEREOF, the undersigned have entered into this Agreement as of the date first written above.

                                          PARENT:ROME GROUP, INC.
                                          By: /s/ Mary Wuest
                                              ---------------------------
                                               Name:  Mary Wuest
                                               Title: Vice President

                                          CTI:
                                          CONNECTIVITY TECHNOLOGIES INC.

                                          By: /s/ James M. Hopkins
                                              ----------------------------
                                                Name:  James M. Hopkins
                                                Title: President and Chief
                                                       Executive Officer

                                          COMPANY:
                                          CONNECTIVITY PRODUCTS
                                          INCORPORATED

                                          By: /s/ Mary Wuest
                                              ---------------------------
                                              Name:  Mary Wuest
                                              Title: Vice President



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

                                   SCHEDULE 1

                      PLAN ISSUES IDENTIFIED BY THE PARENT

I.   Violations Of the Qualification Requirements Under Section 401(a) Of the
     Code
     A.     CPI 401(k) Plan
     B.     CPI Incorporated 401k Plan - EEA Division ("EEA 401(k) Plan")

II.  Form 5500-Series Report Violations
     A.     CPI 401(k) Plan and EEA 401(k) Plan
            1. A 1998 Form 5500 apparently was filed that covered both the CPI 401(k) Plan and the EEA 401(k) Plan
            2. A separate Form 5500-series report should have been filed for each 401(k) plan
     B. BSCC's Group Life, Accidental Death and Dismemberment, and Long-Term Disability Benefits
            1. At least one annual Form 5500 is required with respect to these benefits, and the filing may be required for more than one year
     C.     BSCC Health Insurance Plan
            1. To the extent BSCC's health benefits have been treated as a single health plan (which appears to be the case in Section
                   2.04 of the BSCC Employee Handbook & Policy Manual and
                   Schedule 3.5 of the Merger Agreement), a Form 5500 is required for each year the plan had 100 or more participants at the beginning of the plan year

III. Prohibited Transaction(s)
     A.     EEA Dental Benefits
            1. The EEA dental benefits are self-funded, and it does not appear that participant contributions for these benefits are being handled in a manner that complies with ERISA's trust requirements
            2. Violation of the ERISA trust requirements is a prohibited transaction under ERISA

IV.  Violations Of ERISA's Summary Plan Description Requirements
     A.     CPI 401(k) Plan
     B. BSCC's Group Life, Accidental Death and Dismemberment, and Long-Term Disability Benefits 1. It appears there may be a violation of ERISA's summary plan description ("SPD") requirements with respect to these benefits, but more information is needed to verify this
     C.     BSCC Health Insurance Plan
            1.     There does not appear to be a complete SPD

     D.     BSCC Voluntary Dental Program
            1.     The SPD requirements do not appear to be satisfied

     E.     EEA Health Insurance Benefits

     F.     EEA Life Insurance Benefits